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                                                                     EXHIBIT 5.1


                                                       January 31, 2001


Cabletron Systems, Inc.
35 Industrial Way
Rochester, NH 03867

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 406,898 shares of common stock, par value $0.01 per share, and 5,000 shares of series C preferred stock, par value $1.00 per share (collectively, the "Shares"), of Cabletron Systems, Inc., a Delaware corporation (the "Company"), to be filed by you with the Securities and Exchange Commission in connection with the Indus River Networks, Inc. Stock Incentive Program (the "Plan").

     We have acted as counsel for the Company in connection with its assumption of the Plan and are familiar with the actions taken by the Company in connection therewith. For purposes of this opinion, we have examined the Registration Statement, the Plan and such other documents as we have deemed appropriate.

     We express no opinion as to the applicability of compliance with or effect of Federal law or the law of any jurisdiction other than the Commonwealth of Massachusetts and the corporate laws of the State of Delaware.

     Based upon the foregoing, we are of the opinion that the Shares (i) have been duly authorized and (ii) when issued and sold in accordance with the terms of the Plan, and the consideration therefor received by the Company, will have been validly issued and will be fully paid and non-assessable.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

     This opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

                                                        Very truly yours,

                                                        /s/ Ropes & Gray

                                                        Ropes & Gray